UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 6, 2018, Infinera Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) to issue and sell $350 million aggregate principal amount of its 2.125% Convertible Senior Notes due 2024 (the “notes”) pursuant to a Registration Statement on Form S-3 (File No. 333-227199) (the “Registration Statement”) and a related prospectus, together with the related prospectus supplements for the underwritten public offering of the notes, filed with the Securities and Exchange Commission.

In addition, the Company granted the Underwriter a 30-day overallotment option to purchase up to an additional $52.5 million aggregate principal amount of notes on the same terms and conditions. The Underwriter exercised its overallotment option to purchase additional notes in full on September 7, 2018, and a total of $402.5 million aggregate principal amount of notes were issued on September 11, 2018.

The Company intends to use a portion of the net proceeds of the offering of the notes to pay the cost of the Capped Calls (as defined below). The Company intends to use the remaining net proceeds to fund the cash portion of the purchase price of the previously announced acquisition (the “Acquisition”) of Telecom Holding Parent LLC, a Delaware limited liability company (“Coriant”), including fees and expenses relating thereto and for general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the offering, the legal opinion as to the legality of the notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement by reference.

Capped Call Transactions

In connection with the offering of the notes, on September 6, 2018 and September 7, 2018, the Company also entered into capped call transactions (the “Capped Calls”) with each of Morgan Stanley & Co. LLC, Bank of America, N.A, Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC (collectively, the “Counterparties”). The Capped Calls each have an initial strike price of approximately $9.87 per share, subject to certain adjustments, which corresponds to the initial conversion price of the notes. The Capped Calls have initial cap prices of $15.19 per share, subject to certain adjustments. The Capped Calls cover, subject to anti-dilution adjustments, approximately 40.8 million shares of the Company’s common stock, par value $0.001 (“Common Stock”). The Capped Calls are generally intended to reduce or offset the potential dilution to the Common Stock upon any conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction or offset, as the case may be, subject to a cap based on the cap price. The Company paid approximately $48.9 million from the net proceeds from the issuance and sale of the notes to purchase the Capped Calls. The Capped Calls settle in components with the last component expiring on August 29, 2024. The Capped Calls are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including a merger event; a tender offer; and a nationalization, insolvency or delisting involving the Company. In addition, the Capped Calls are subject to certain specified additional disruption events that may give rise to a termination of the Capped Calls, including changes in law; insolvency filings; and hedging disruptions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Capped Calls, a form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On September 11, 2018, the Company entered into a Base Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) relating to the issuance of the notes, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The notes will bear interest at a rate of 2.125% per year, payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2019. The notes will mature on September 1, 2024, unless earlier repurchased or redeemed by the Company or converted pursuant to their terms.

The initial conversion rate of the notes is 101.2812 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $9.87 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change prior to the maturity date or if the Company gives a Notice of Optional Redemption (each as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its notes in connection with such Make-Whole Fundamental Change or Notice of Optional Redemption.

Prior to the close of business on the business day immediately preceding June 1, 2024, the notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on December 29, 2018 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls the notes for redemption at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after June 1, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the notes may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

If the Acquisition is not consummated for any reason by January 23, 2019, or if the definitive unit purchase agreement with Coriant is terminated for any reason (other than by consummation of the Acquisition), the Company may redeem all, but not less than all, of the outstanding notes for cash on a redemption date to occur on or prior to April 23, 2019 for a redemption price for each $1,000 principal amount of notes equal to the sum of (i) $1,020, (ii) accrued and unpaid interest on such notes to, but excluding, the redemption date and (iii) 75% of the excess, if any, of the Redemption Conversion Value (as defined in the Indenture) over the Initial Conversion Value (as defined in the Indenture).

The Company may redeem for cash all, but not less than all, of the notes, at its option, on or after September 5, 2021, if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

No sinking fund is provided for the notes. Upon the occurrence of a Fundamental Change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of the notes for cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities of the Company’s current or future subsidiaries (including trade payables).

Each of the following is an event of default with respect to the notes:

(1) default in any payment of interest on any note when due and payable, and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

(4) failure by the Company to give a Fundamental Change notice or notice of a specified corporate transaction, in each case when due;

(5) failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of the Company’s other agreements contained in the notes or the Indenture;

(7) default by the Company or any of its Significant Subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii) such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay shall not have been cured or waived or such indebtedness shall not have been repaid, as the case may be, within 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the notes; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries.

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes then outstanding to be due and payable. If an event of default described in clause (8) above with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest on the notes then outstanding will become due and payable immediately.

The foregoing description is qualified in its entirety by reference to the text of the Base Indenture, the First Supplemental Indenture and the Form of 2.125% Convertible Senior Note due 2024, which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Underwriter under the Underwriting Agreement and Counterparties under the confirmations entered into in connection with the Capped Calls, or their affiliates, have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for those transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Base Indenture, dated as of September 11, 2018, by and between Infinera Corporation and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of September 11, 2018, by and between Infinera Corporation and U.S. Bank National Association.

4.3	Form of 2.125% Convertible Senior Note due 2024 (included in Exhibit 4.2).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Underwriting Agreement, dated as of September 6, 2018, by and between Infinera Corporation and Morgan Stanley & Co. LLC, as manager of the underwriter named therein.

10.2	Form of Capped Call Confirmation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: September 12, 2018	By:	/s/ BRAD D. FELLER
Brad D. Feller Chief Financial Officer